Execution Version

Exhibit 10.10

FEE AND SUPPORT AGREEMENT
THIS FEE AND SUPPORT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of March 7, 2016, by and among FTAI Energy Partners LLC, a Delaware limited liability company (“FTAI Energy”), Jefferson Railport Terminal II, LLC, a Delaware limited liability company (“Jefferson Railport”), FTAI Energy Holdings LLC, a Delaware limited liability company (“Blocker”) and FEP Terminal Holdings LLC, a Delaware Limited Liability Company (“FEP”).
W I T N E S S E T H
WHEREAS, Jefferson Railport Terminal II Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of FTAI Energy (“Jefferson Holdings”), and Jefferson Railport are each parties to a Standby Bond Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Standby Purchase Agreement”), dated as of the date hereof, among the Port of Beaumont Navigation District of Jefferson County, Texas (the “District”), The Bank of New York Mellon Trust Company, National Association as trustee under the Indenture referred to below (the “Trustee”), Jefferson Holdings and Jefferson Railport; and
WHEREAS, Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (“FTAI”) is a party to a Capital Call Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Capital Call Agreement”), dated as of the date hereof, among FTAI, its subsidiaries party thereto and Jefferson Holdings; and
WHEREAS, Jefferson Holdings and Jefferson Railport have agreed, in connection with the offer and sale by the Port of Beaumont Navigation District of Jefferson County, Texas, a political subdivision of the State of Texas of the Bonds (as defined herein), (a) to purchase the Bonds from holders of the Bonds upon certain conditions pursuant to the Standby Purchase Agreement, and (b) to guarantee the payment, when due, of the Jefferson Holdings Obligations (as herein defined); and
WHEREAS, Blocker and FEP desire to covenant and agree to assume responsibility for Jefferson Holdings’ and Jefferson Railport’s obligations pursuant to the Standby Purchase Agreement and responsibility for any contributions required to be made pursuant to Section 21(d) of the Capital Call Agreement in exchange for an annual fee as described herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby intending to be legally bound, agree as follows:

Section 1.     Definitions. As used herein, the following terms shall have the following meanings:
“Available Commitment” has the meaning assigned to such term in the Standby Purchase Agreement as in effect on the date hereof.
“Bankruptcy Code” has the meaning assigned to such term in the Indenture.
“Bond Payments” means a cash payment by each of Blocker and FEP, directly or indirectly, to Jefferson Holdings on behalf of itself and Jefferson Railport in respect of amounts owed by Jefferson Holdings and Jefferson Railport pursuant to Section 2.02 of the Standby Purchase Agreement in order to enable Jefferson Holdings and Jefferson Railport to fulfill their obligations under the Standby Purchase Agreement.
“Bonds” has the meaning assigned to such term in the Standby Purchase Agreement.
“Business Day” has the meaning assigned to such term in the Indenture.
“Covenant Compliance Payments” means any contribution required to be made to Jefferson Holdings pursuant to Section 21(d) of the Capital Call Agreement.
“Jefferson Holdings Obligations” has the meaning assigned to such term in the Standby Purchase Agreement.
“Jefferson Holdings Obligation Payments” means a cash payment by each of Blocker and FEP, directly or indirectly, to Jefferson Holdings on behalf of itself and Jefferson Railport in respect of amounts owed by Jefferson Holdings and Jefferson Railport pursuant to Section 2.04 of the Standby Purchase Agreement in order to enable Jefferson Holdings and Jefferson Railport to fulfill their obligations under the Standby Purchase Agreement.
“Indenture” has the meaning assigned to such term in the Standby Purchase Agreement.
“Payment Notice” means a notice by FTAI Energy and Jefferson Railport to Blocker and FEP in the form of Exhibit A hereto.
“Person” means an individual, a corporation, a partnership, an association, an agency, an authority, a joint venture, a trust, a business trust, a limited liability company or any other entity or organization, including a governmental entity or political subdivision or an agency or instrumentality thereof.
“Pro Rata Percentage” means the relative percentage of each of Blocker’s and FEP’s direct or indirect ownership interest in FTAI Energy Partners LLC from time to time.

“Required Support Payment Amount” means, with respect to each Payment Notice, an amount equal to the aggregate Support Payments required to be paid by each of Blocker and FEP pursuant to such Payment Notice.
“Support Payments” means the Bond Payments, the Jefferson Holdings Obligation Payments and the Covenant Compliance Payments. For the avoidance of doubt, any direct or indirect cash payment to Jefferson Holdings by Blocker or FEP pursuant to this Agreement shall be considered a “Support Payment” received by Jefferson Holdings on behalf of itself and Jefferson Railport.
Section 2.     Required Payments to Jefferson Holdings.
(a)    Each of Blocker and FEP agrees, severally but not jointly, to make Support Payments from time to time in accordance with this Agreement; provided, that (i) the aggregate Bond Payments required to be made to Jefferson Holdings on behalf of itself and Jefferson Railport as of any day shall not exceed the Available Commitment; (ii) the aggregate Jefferson Holdings Obligation Payments required to be made to Jefferson Holdings on behalf of itself and Jefferson Railport as of any day shall not exceed the amount of Jefferson Holdings Obligations then due; and (iii) the aggregate Covenant Compliance Payments required to be made to Jefferson Holdings as of any day shall not exceed the required contribution then due pursuant to Section 21(d) of the Capital Call Agreement, in each case, as of such day, and provided further, that no Support Payment shall be made hereunder except when due hereunder following the delivery of a Payment Notice from FTAI Energy or Jefferson Railport, it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Agreement.
(b)    FTAI Energy and Jefferson Railport may issue a Payment Notice to Blocker and FEP from time to time.
(c)    Subject to paragraph (d) below, upon the receipt by Blocker and FEP of a Payment Notice, each of Blocker and FEP hereby agrees that it shall promptly, and, in the case of a Bond Payment or Jefferson Holdings Obligations Payment, in no event later than the time and date Jefferson Holdings and/or Jefferson Railport are required to transfer funds to the Trustee pursuant to Section 2.02 or 2.04 of the Standby Purchase Agreement, make, directly or indirectly, a Bond Payment, a Jefferson Holdings Obligation Payment or a Covenant Compliance Payment, as applicable, to Jefferson Holdings on behalf of itself and, if applicable, Jefferson Railport, in an amount equal to each of Blocker’s and FEP’s Pro Rata Percentage of the Required Support Payment Amount with respect to such Payment Notice.
(d)    Notwithstanding the foregoing paragraph (c), neither Blocker nor FEP shall be required to make a Support Payment described in paragraph (c) pursuant to a Payment

Notice (and shall not be considered in default of this Agreement) to the extent Jefferson Holdings and/or Jefferson Railport has received funds in an amount equal to the Required Support Payment Amount set forth in the Payment Notice on account of, or at the direction of, FTAI or any of its subsidiaries pursuant to the Capital Call Agreement.
(e)    In the event either Blocker or FEP fails to make its Pro Rata Percentage of a Required Support Payment Amount hereunder for any reason, the other of Blocker or FEP shall not be obligated to fund such unfunded portion of the Required Support Payment Amount.
(f)    Notwithstanding the foregoing, in no event shall any provision of this Agreement limit FTAI’s obligations pursuant to the Capital Call Agreement.
Section 3.     Fee. In consideration of the covenants and agreements made by Blocker and FEP herein, FTAI Energy, on behalf of itself, Jefferson Holdings and Jefferson Railport, hereby agrees to pay to Blocker and FEP a fee per annum of $6,873,000 (the “Fee”). The Fee shall be payable on the date of issuance of the Series 2016 Bonds (as defined in the Standby Bond Purchase Agreement) or on such other date as FTAI Energy, Blocker and FEP may agree. The Fee shall be allocated between Blocker and FEP in accordance with each of Blocker’s and FEP’s Pro Rata Percentage.
Section 4.    Payments. Unless otherwise expressly specified herein, all payments required to be made pursuant to this Agreement shall be made in U.S. dollars and in immediately available funds. At the election of FTAI Energy, any payment due hereunder, including any Fee payment pursuant to Section 3 or any reimbursement pursuant to Section 6, without limitation, may be made in the form of a note evidencing indebtedness of FTAI Energy and/or Jefferson Railport, with such terms (including interest rate) as FTAI Energy and/or Jefferson Railport, on the one hand, and Blocker and FEP, on the other, may reasonably agree.
Section 6.    Expense Reimbursement. In connection with the transactions contemplated by this Agreement, the Capital Call Agreement and the Standby Bond Purchase Agreement, Jefferson Railport shall, upon the written request of Blocker or any parent entity, reimburse Blocker for the reasonable fees and expenses incurred by Blocker, any parent entity or any of their subsidiaries, including but not limited to rating agency fees, legal fees and expenses and the costs of analysis related to this Agreement conducted by Duff & Phelps Corporation. Payment shall be made by Jefferson Railport promptly upon receipt of such written request, but in any event, within five Business Days of receipt of such written request.

Section 7.    Waivers of Failures; Delays; Etc. No failure or delay on the part of Blocker, FEP, FTAI Energy or Jefferson Railport in exercising any right, power or privilege hereunder and no course of dealing among Blocker, FEP, FTAI Energy or Jefferson Railport shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which FTAI Energy, Jefferson Railport, Blocker or FEP would otherwise have. No notice to or demand on any of Blocker or FEP in any case shall entitle Blocker or FEP, as applicable, to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of FTAI Energy, Jefferson Railport, Blocker or FEP to any other or further action in any circumstances without notice or demand.
Section 8.     Waiver of Defenses Under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code. Although the parties hereto intend and believe that this Agreement is not an executory contract, in the event that such characterization is not upheld in the event of any insolvency proceeding in respect of FTAI Energy, each of Blocker and FEP hereby waives, to the fullest extent it may do so under applicable law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto in the event that FTAI Energy or Jefferson Railport becomes a debtor under a proceeding under the Bankruptcy Code (a “Bankruptcy Event”). Specifically, in the event that the trustee in any Bankruptcy Event with respect to FTAI Energy or Jefferson Railport or the debtor-in-possession with respect thereto takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of FTAI Energy or Jefferson Railport hereunder), neither Blocker nor FEP shall assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Sections 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto. If a Bankruptcy Event with respect to FTAI Energy or Jefferson Railport shall occur, each of Blocker and FEP agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable law, its prepetition waiver of any protection to which it may be entitled under Section 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or any successor provision with respect thereto, and, to give effect to such waiver, each of Blocker and FEP consents, to the extent permitted by applicable law, to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the trustee of FTAI Energy or Jefferson Railport in bankruptcy, as the case may be.
Section 9.    Benefit of Agreement. This Agreement shall be binding upon Blocker, FEP, FTAI Energy and Jefferson Railport and each of their respective successors and assigns and shall inure to the benefit of FTAI, Blocker, FEP, FTAI Energy and Jefferson Railport and each of their respective successors and assigns. No party hereto may assign any of its respective rights or obligations hereunder without the consent of each other party hereto; provided, that the rights and obligations of Blocker, FEP, FTAI Energy or Jefferson Railport may be assigned to a Person that is the surviving, resulting or transferee entity in connection with a merger or consolidation of Blocker, FEP, FTAI Energy or Jefferson Railport with such other Person or the sale or disposal of all or substantially all of the assets of Blocker, FEP, FTAI Energy or Jefferson Railport to such other Person, so long as such surviving, resulting or transferee entity expressly and unconditionally assumes, in a written instrument, the punctual performance and observance of all of the obligations and conditions of this Agreement to be performed by Blocker, FEP, FTAI Energy or Jefferson Railport, as applicable.
Section 10.     Amendments; Waivers. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of each of Blocker, FEP, FTAI Energy and Jefferson Railport and so long as such change, modification, amendment or waiver would not cause a default under the Standby Purchase Agreement.
Section 11.    Third Part Beneficiaries. Each Contributor (as such term is defined in the Capital Call Agreement) and Jefferson Holdings shall be a third party beneficiary to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights. Except as set forth in this Section 10, this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties hereto.
Section 12.     Right of Set-Off. Each party hereto shall have, and may exercise at any time and from time to time, the right to set-off and/or recoup any and all balances due from a party to the other arising under this Agreement.
Section 13.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

If to Blocker, to:	c/o Fortress Transportation and Infrastructure Investors LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Joseph P. Adams, Jr.
Facsimile: 212-768-6120

If to FEP, to:	Fortress Equity Partners (A) LP
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randal A. Nardone
Facsimile: 212-768-6120

If to FTAI Energy and/or
Jefferson Railport, to:    c/o Fortress Transportation and
Infrastructure Investors LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Joseph P. Adams, Jr.
Facsimile: 212-768-6120

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Any party hereto may change its address, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 14.     Termination of Agreement.
(a)     Subject to clause (b) below, this Agreement shall terminate and be of no further force and effect upon the date (the “Termination Date”) that is the earlier of (i) the first date on which the aggregate Support Payments received by Jefferson Holdings on behalf of itself and Jefferson Railport hereunder shall equal or exceed the greater of (A) the Available Commitment or (B) the Jefferson Holdings Obligations, (ii) the termination of the Standby Purchase Agreement in accordance with its terms, (iii) the third Business Day after February 13, 2020 and (iv) such other date on which all parties to this Agreement shall consent in writing to the termination of this Agreement; provided, however, that the Termination Date shall not have occurred if (i) one or more Payment Notices have been issued, Blocker or FEP have not made Support Payments in an aggregate amount greater than or equal to the Required Support Payment Amount with respect thereto and the aggregate Support Payments received by Jefferson Holdings on behalf of itself and Jefferson Railport hereunder are less than the greater of (A) the Available Commitment or (B) the Jefferson Holdings Obligations, (ii) the Trustee shall have taken action to enforce its rights under the collateral assignment referenced in Section 5 of the Capital Call

Agreement or (iii) Blocker or FEP have not received any Fee payable to Blocker or FEP pursuant to Section 3 hereof.
(b)     To the fullest extent permitted by law, this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (or part thereof) made or caused to be made pursuant to this Agreement, is rescinded or must otherwise be disgorged, restored or returned by any beneficiary of this Agreement upon the insolvency, bankruptcy or reorganization of any Person or otherwise, all as though such payment had not been made.
Section 15.     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.
Section 16.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 17.    Forum Selection; Consent to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

Section 18.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 19.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 20.    Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

FTAI ENERGY PARTNERS LLC

By: /s/Demetrios Tserpelis
Name:    Demetrios Tserpelis
Title:    Authorized Signatory

JEFFERSON RAILPORT TERMINAL II, LLC

By: /s/Demetrios Tserpelis
Name:    Demetrios Tserpelis
Title:    Authorized Signatory

FTAI ENERGY HOLDINGS LLC

By: /s/Demetrios Tserpelis
Name:    Demetrios Tserpelis
Title:    Authorized Signatory

FEP TERMINAL HOLDINGS LLC

By: /s/Demetrios Tserpelis
Name:    Demetrios Tserpelis
Title:    Authorized Signatory

Exhibit A
Form of Payment Notice
_______________, ______
FTAI Energy Holdings LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Joseph P. Adams, Jr.
Facsimile: 212-768-6120

FEP Terminal Holdings LLC
1345 Avenue of the Americas
New York, NY 10105
Attn.: Randal A. Nardone
Facsimile: 212-768-6120

Tel:
E-mail: _____________________

Re:    Fee and Support Agreement
Ladies and Gentlemen:
Reference is made to that certain Fee and Support Agreement, dated as of March 7, 2016 (the “Fee and Support Agreement”), by and among FTAI Energy Partners LLC, a Delaware limited liability company (“FTAI Energy”), Jefferson Railport Terminal II, LLC, a Delaware limited liability company (“Jefferson Railport”), FTAI Energy Holdings LLC, a Delaware limited liability company (“Blocker”) and FEP Terminal Holdings LLC, a Delaware Limited Liability Company (“FEP”). Unless defined herein, capitalized terms used herein shall have the meanings provided therefor in the Fee and Support Agreement.
This letter shall constitute a Payment Notice. The undersigned is exercising its rights under the Fee and Support Agreement to require Blocker and FEP to make aggregate Support Payments in the amount of $[__________] in accordance with Section 2(c) of the Fee and Support Agreement and directs each of Blocker and FEP to deposit their Pro Rata Percentage of the proceeds of such Support Payments in immediately available funds into the following deposit account:
Bank Name:        ____________________

ABA Number:        ____________________
Account Number:    ____________________
Account Name:    ____________________
Reference:        ____________________

Pursuant to the Fee and Support Agreement, such Support Payments must be made by each of Blocker and FEP promptly after receipt of this notice, and, in the case of a Bond Payment or a Jefferson Holdings Obligation Payment, in no event later than the time and date Jefferson Holdings and/or Jefferson Railport is required to transfer funds to the Trustee for the purchase of the Bonds pursuant to Section 2.02 of the Standby Purchase Agreement or to make a payment of Jefferson Holdings Obligations as provided in Section 2.04 of the Standby Purchase Agreement.
Very truly yours,

FTAI ENERGY PARTNERS LLC

By    ________________________________
Name:
Title:

JEFFERSON RAILPORT TERMINAL II, LLC

By    ________________________________
Name:
Title: